CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 20, 2008, relating to the financial statements and financial highlights which appear in the December 31, 2007 Annual Reports to Shareholders of RS Core Equity VIP Series, RS Investment Quality Bond VIP Series, RS S&P 500 Index VIP Series, RS Asset Allocation VIP Series, RS High Yield Bond VIP Series, RS Low Duration Bond VIP Series, RS Large Cap Value VIP Series, RS Partners VIP Series, RS Money Market VIP Series, RS International Growth VIP Series, RS Emerging Markets VIP Series, RS Equity Dividend VIP Series, RS Small Cap Core Equity VIP Series, RS MidCap Opportunities VIP Series, RS Global Natural Resources VIP Series, RS Technology VIP Series, and RS Value VIP Series, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, “Disclosure of Portfolio Holdings”, and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Francisco, California
April 25, 2008